As filed with the Securities and Exchange Commission on April 28, 2000.
                               File No. 811-07363

     -----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940


                               Amendment No. 6 |X|

                                GROWTH PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                          11 Greenway Plaza, Suite 100,

                              Houston, Texas 77046

                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code: 713-626-1919

                              Samuel D. Sirko, Esq.
                              A I M Advisors, Inc.
                          11 Greenway Plaza, Suite 100,
                              Houston, Texas 77046

                     (Name and Address of Agent for Service)

     -----------------------------------------------------------------------

                                EXPLANATORY NOTE

         This Amendment to the Registration Statement of Growth Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                GROWTH PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

This  registration   statement  of  Growth  Portfolio   contains  the  following
documents:

         Facing Sheet

         Contents of Registration Statement

         Part A

         Part B

         Part C

         Signature Page

         Exhibits

                                     PART A

         Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

         Responses to certain Items required to be included in Part A of this Registration Statement of Growth Portfolio (the "Master Portfolio") are incorporated herein by reference from Post-Effective Amendment No. 48 to the Registration Statement of AIM Growth Series ("Growth Series") (1940 Act File No. 811-2699), as filed with the Securities and Exchange Commission ("SEC") on April 28, 2000 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the prospectuses of AIM Small Cap Growth Fund and AIM Basic Value Fund ("Feeder's Part A").

ITEM 4. INVESTMENT  OBJECTIVES,  PRINCIPAL  INVESTMENT  STRATEGIES,  AND RELATED
        RISKS.
--------------------------------------------------------------------------------

         Information on the Portfolios' investment objectives, principal investment strategies and the principal risk factors associated with investments in the Portfolios is incorporated herein by reference from the sections entitled "Investment Objective and Strategies" and "Principal Risks of Investing in the Fund" in the Feeder's Part A. Additional investment techniques, features, and limitations concerning the Portfolios' investment program are described in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.
---------------------------------------------------------

         Each Portfolio is managed and administered by A I M Advisors, Inc. ("AIM"). AIM and its worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate, and individual clients around the world. AIM is an indirect, wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"). AMVESCAP and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

         A more complete description of how the business of the Portfolios is managed is incorporated herein by reference from the section entitled "Fund Management" in the Feeder's Part A.

         Beneficial interests in the Master Portfolio are divided currently into two separate subtrusts or "series" -- Small Cap Portfolio and Value Portfolio (individually, a "Portfolio" and collectively, the "Portfolios") -- each having a distinct investment objective and distinct investment policies and limitations. Both Portfolios commenced operations on October 18, 1995. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

         Beneficial interests in the Portfolios are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Investor inquiries may be directed to AIM at the following address: 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

ITEM 7.  SHAREHOLDER INFORMATION.
--------------------------------

         An investment in a Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank). Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

         Information on the time and method of valuation of the Portfolios' assets is incorporated by reference from the section entitled "Shareholder Information - Pricing of Shares" in the Feeder's Part A.

         Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         An investor in a Portfolio may redeem any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a redemption will be paid by a Portfolio in federal funds normally on the next business day after the redemption is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC,
(2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

         Each Portfolio annually declares as a dividend all of its net investment income, if any, which includes dividends, accrued interest and earned discount (including both original issue and market discounts) less applicable expenses. Each Portfolio also annually distributes substantially all of its realized net short-term capital gain (the excess of short-term capital gains over short-term capital losses), net capital gain (the excess of net long-term capital gain over net short-term capital loss), and net gains from foreign currency transactions, if any. Each Portfolio may make an additional dividend or other distribution if necessary to avoid a 4% excise tax on certain undistributed income and gain.

         Under the current method of the Portfolios' operation, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Master Portfolio and the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets and income will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements to be a regulated investment company under Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.
-----------------------------------

         Not Applicable.

                                     PART B

         Part  B  of  this  Registration   Statement  should  be  read  only  in
conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of AIM Small Cap Growth Fund ("Small Cap Fund") and AIM Basic Value Fund ("Value Fund") (collectively, "Feeder's Part B").

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
-------------------------------------------

    Cover Page:  Not applicable.
                                                                            Page

    History of Growth Portfolio..............................................B-1
    Description of the Master Portfolio and its Investments and Risks........B-2
    Management of the Master Portfolio.......................................B-2
    Control Persons and Principal Holders of Interests.......................B-3
    Investment Advisory and Other Services...................................B-3
    Brokerage Allocation and Other Practices.................................B-4
    Capital Stock and Other Securities.......................................B-4
    Purchase, Redemption and Pricing of Securities...........................B-6
    Taxation of the Portfolios...............................................B-7
    Underwriters.............................................................B-7
    Calculation of Performance Data..........................................B-7
    Financial Statements.....................................................B-7


ITEM 11.  HISTORY OF GROWTH PORTFOLIO.
--------------------------------------

         Growth Portfolio (the "Master Portfolio") was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, the Master Portfolio acquired the assets and assumed the liabilities of Growth Portfolio, a New York common law trust.

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.
---------------------------------------------------------------------------

         The Master Portfolio is a diversified, open-end management investment company.

         Part A contains basic information about the investment objectives, principal investment strategies and principal risks of Small Cap Portfolio and Value Portfolio, each a subtrust or "series" of the Master Portfolio. This Part B supplements the discussion in Part A of the investment objectives, principal investment strategies, and principal risks of the Portfolios.

         Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated by reference from the sections entitled "Investment Policies," "Options and Futures," "Risk Factors," "Investment Limitations," "Execution of Portfolio Transactions," and "Appendix" in the Feeder's Part B.


ITEM 13.  MANAGEMENT OF THE MASTER PORTFOLIO.
---------------------------------------------

         Information about the Trustees and officers of the Master Portfolio, and their roles in the management of the Portfolios and other AIM Funds, is incorporated herein by reference from the section entitled "Trustees and Executive Officers" in the Feeder's Part B.

         For the fiscal year ended December 31, 1999, Mr. Anderson, Mr. Bayley, Mr. Patterson (a Trustee until September 27, 1999, when he retired) and Miss Quigley, who are not directors, officers or employees of AIM or any affiliated company, each received total compensation of $106,500, $108,500, $80,000 and $108,500 respectively, from the investment companies which are managed or administered by AIM for which he or she serves as a Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits.

         AIM and the Master Portfolio have adopted a Code of Ethics which requires investment personnel and certain other employees (a) to pre-clear personal securities transactions subject to the Code of Ethics; (b) file reports regarding such transactions; (c) refrain from personally engaging in (i) short-term trading of a security, (ii) transactions involving a security within seven days of an AIM Fund transaction involving the same security (subject to a de minimis exception), and (iii) transactions involving securities being considered for investment by an AIM Fund (subject to the de minimis exception); and (d) abide by certain other provisions of the Code of Ethics. The de minimis exception under the Code of Ethics covers situations where there is no material conflict of interest because of the large market capitalization of a security and the relatively small number of shares involved in a personal transaction. The Code of Ethics also generally prohibits AIM employee who are registered with the NASD from purchasing securities in initial public offerings. Personal trading reports are periodically reviewed by AIM, and the Board of Directors reviews quarterly and annual reports (which summarize any significant violations of the Code of Ethics). Sanctions for violating the Code of Ethics may include censure, monetary penalties, suspension, or termination of employment.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF BENEFICIAL INTERESTS.
-----------------------------------------------------------------------

         As of the date of this filing, Small Cap Fund and Value Fund (each a "Fund," and collectively, the "Funds") owned 99.9% and 99.9% of the value of the outstanding beneficial interests in Small Cap Portfolio and Value Portfolio, respectively. Because each Fund currently controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

         Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.

         The address of the Master Portfolio is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

         As of April 24, 2000, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
-------------------------------------------------

         Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Management" and "Miscellaneous Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 15 of Form N-1A may be found; each section is incorporated herein by reference.

     ======================= ============================================
     Item 15 (a)             Management; Miscellaneous Information
     ----------------------- --------------------------------------------
     Item 15 (b)             Not applicable
     ----------------------- --------------------------------------------
     Item 15 (c)             Not applicable
     ----------------------- --------------------------------------------
     Item 15 (d)             Management
     ----------------------- --------------------------------------------
     Item 15 (e)             Not applicable
     ----------------------- --------------------------------------------
     Item 15 (f)             Not applicable
     ----------------------- --------------------------------------------
     Item 15 (g)             Not applicable
     ----------------------- --------------------------------------------
     Item 15 (h)             Miscellaneous Information
     ======================= ============================================

         For the fiscal year ended December 31, 1997, the Small Cap Portfolio and Value Portfolio paid investment management and administration fees to INVESCO (NY), Inc. in the amounts of $120,544 and $74,372, respectively. For the period January 1, 1998 to May 29, 1998, the Small Cap Portfolio and Value Portfolio paid investment management and administration fees to INVESCO (NY), Inc. in the amounts of $63,895 and $53,350, respectively. For the period May 30,

1998 to December 31, 1998, the Small Cap Portfolio and Value Portfolio paid aggregate investment management and administration fees to AIM in the amounts of $95,843 and $80,025, respectively. For the fiscal year ended December 31, 1999, the Small Cap Portfolio and Value Portfolio paid aggregate investment management and administration fees to AIM in the amounts of $1,217,426 and 313,518, respectively.

         For the fiscal years ended December 31, 1997 and 1998, INVESCO (NY), Inc. reimbursed the Small Cap Portfolio and Value Portfolio for their respective investment management and administration fees in the amounts of $67,837 and $93,076; and $74,372 and $60,760, respectively. For the fiscal year ended December 31, 1999, AIM reimbursed the Small Cap Portfolio and Value Portfolio for their respective investment management and administration fees in the amounts of $0 and $0, respectively. All expense reimbursements, if any, are made at the Fund level.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
---------------------------------------------------

         A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
---------------------------------------------

         Under the Master Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Master Portfolio. The Master Portfolio currently has two series (i.e., the Portfolios). The Master Portfolio reserves the right to create and issue additional series. An investor in a Portfolio is entitled to participate pro rata in distributions of the Portfolio's income and gains and to be allocated a pro rata share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in that Portfolio's net assets available for distribution to its investors. Investments in each Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investments in a Portfolio have no preference, preemptive, conversion or similar rights.

         Under Delaware law, the Small Cap Fund and Value Fund and other entities investing in the Portfolios enjoy the same limitations of liability extended to shareholders of private, for-profit corporations. There is a remote possibility, however, that under certain circumstances an investor in a Portfolio may be held liable for the Portfolio's obligations. However, the Master Portfolio's Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Portfolios and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Portfolio or a trustee. The Agreement and Declaration of Trust also provides for indemnification from the Portfolio property for all losses and expenses of any shareholder held personally liable for the Portfolios' obligations. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolios themselves would be unable to meet their obligations and where the other party was held not to be bound by the disclaimer. The Agreement and Declaration of Trust also provides that each Portfolio shall maintain appropriate insurance

(for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

         Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Master Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. The Master Portfolio is not required to hold annual meetings of investors but the Master Portfolio will hold special meetings of investors when in the judgment of the Master Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No amendment may be made to the Master Portfolio's Agreement and Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         As of the date of this Registration Statement, AIM Growth Series owns a majority interest in the Master Portfolio and each Portfolio. However, AIM Growth Series has undertaken that, with respect to most matters on which the Master Portfolio seeks a vote of its interestholders, AIM Growth Series will seek a vote of its shareholders and will vote its interest in the Master Portfolio in accordance with their instructions.

         The Master Portfolio or any Portfolio may be terminated by (1) "the vote of a majority of the outstanding voting securities" (as defined in the 1940
Act) of the Master Portfolio or the affected Portfolio, respectively, or (2) if there are fewer than 100 record owners of a beneficial interest in the Master Portfolio or of such terminating Portfolio, the Trustees pursuant to written notice to the record owners of the Master Portfolio or the affected Portfolio. The Trustees may cause (i) the Master Portfolio or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or company, (ii) the beneficial interests of a record owner in the Master Portfolio or any Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to Section 10.4 of Article X of the Master Portfolio's Agreement and Declaration of Trust, or (iii) the beneficial interests of a record owner of the Master Portfolio to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

         The Agreement and Declaration of Trust provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Agreement and Declaration of Trust provides that the Trustees and officers will be indemnified by the Master Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Master Portfolio, unless, as to liability to the Master Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.


ITEM 18.  PURCHASE, REDEMPTION, AND PRICING OF SECURITIES.
---------------------------------------------------------

         Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         Information on the method followed by the Portfolios in determining their net asset value and the timing of such determination is incorporated by reference from the section entitled "Net Asset Value Determination" in the Feeder's Part B. See also Item 7 in Part A.

         Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. Each Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which each Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of that Portfolio at the beginning of the period.

         Each investor in a Portfolio may add to or redeem its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions that are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.

ITEM 19.  TAXATION OF THE PORTFOLIOS.
-------------------------------------

         Information on the taxation of the Portfolios is incorporated by reference from the section entitled "Dividends, Distributions and Tax Matters" in the Feeder's Part B.

ITEM 20.  UNDERWRITERS.
-----------------------

         Not applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
-------------------------------

         The audited financial statements of Small Cap Portfolio and Value Portfolio for the fiscal year ended December 31, 1999, are included herein, in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

SCHEDULE OF INVESTMENTS

DECEMBER 31, 1999

                                                     MARKET
                                      SHARES         VALUE
COMMON STOCKS & OTHER EQUITY
  INTERESTS-88.02%

AEROSPACE/DEFENSE-0.22%

Primex Technologies, Inc.                75,000   $  1,556,250
--------------------------------------------------------------

AIRLINES-0.28%

Frontier Airlines, Inc.(a)              125,000      1,421,875
--------------------------------------------------------------
Mesaba Holdings, Inc.(a)                 50,000        571,875
--------------------------------------------------------------
                                                     1,993,750
--------------------------------------------------------------

AUTO PARTS & EQUIPMENT-0.11%

Tower Automotive, Inc.(a)                50,000        771,875
--------------------------------------------------------------

BANKS (REGIONAL)-1.03%

Bank of the Ozarks, Inc.                 30,000        585,000
--------------------------------------------------------------
Columbia Bancorp                         30,000        213,750
--------------------------------------------------------------
Prosperity Bancshares, Inc.              40,000        640,000
--------------------------------------------------------------
Silicon Valley Bancshares(a)             60,000      2,970,000
--------------------------------------------------------------
Southwest Bancorp. of Texas,
  Inc.(a)                               100,250      1,986,203
--------------------------------------------------------------
Whitney Holding Corp.                    25,000        926,562
--------------------------------------------------------------
                                                     7,321,515
--------------------------------------------------------------



BIOTECHNOLOGY-0.90%

Caliper Technologies Corp.(a)            95,400      6,367,950
--------------------------------------------------------------

BROADCASTING (TELEVISION, RADIO & CABLE)-1.58%

Cox Radio, Inc.-Class A(a)               15,000      1,496,250
--------------------------------------------------------------
Entercom Communications Corp.(a)         50,000      3,300,000
--------------------------------------------------------------
Radio One, Inc.(a)                       70,000      6,440,000
--------------------------------------------------------------
                                                    11,236,250
--------------------------------------------------------------

BUILDING MATERIALS-0.15%

Simpson Manufacturing Co., Inc.(a)       25,000      1,093,750
--------------------------------------------------------------

CHEMICALS (SPECIALTY)-1.53%

Cambrex Corp.                            40,000      1,377,500
--------------------------------------------------------------
OM Group, Inc.                           60,000      2,066,250
--------------------------------------------------------------
Optical Coating Laboratory, Inc.         25,000      7,400,000
--------------------------------------------------------------
                                                    10,843,750
--------------------------------------------------------------

COMMUNICATIONS EQUIPMENT-6.82%

Aether Systems, Inc.(a)                  35,000      2,506,875
--------------------------------------------------------------
Aspect Communications Corp.(a)          100,000      3,912,500
--------------------------------------------------------------
Copper Mountain Networks, Inc.(a)        10,000        487,500
--------------------------------------------------------------
Davox Corp.(a)                          140,000      2,747,500
--------------------------------------------------------------
Digital Lightwave, Inc.(a)               90,000      5,760,000
--------------------------------------------------------------
Finisar Corp.(a)                         34,900      3,136,637
--------------------------------------------------------------
Harmonic, Inc.(a)                        40,000      3,797,500
--------------------------------------------------------------

                                                     MARKET
                                      SHARES         VALUE
COMMUNICATIONS EQUIPMENT-(CONTINUED)

Ortel Corp.(a)                           90,000   $ 10,800,000
--------------------------------------------------------------
Paradyne Networks, Inc.(a)               15,000        408,750
--------------------------------------------------------------
Polycom, Inc.(a)                        105,000      6,687,187
--------------------------------------------------------------
Proxim, Inc.(a)                          50,000      5,500,000
--------------------------------------------------------------
Tut Systems, Inc.(a)                     50,000      2,681,250
--------------------------------------------------------------
                                                    48,425,699
--------------------------------------------------------------

COMPUTERS (HARDWARE)-0.39%

Visual Networks, Inc.(a)                 35,000      2,773,750
--------------------------------------------------------------

COMPUTERS (NETWORKING)-2.29%

Computer Network Technology
  Corp.(a)                               75,000      1,720,312
--------------------------------------------------------------
Emulex Corp.(a)                         100,000     11,250,000
--------------------------------------------------------------
Gadzoox Networks, Inc.(a)                75,000      3,267,187
--------------------------------------------------------------
                                                    16,237,499
--------------------------------------------------------------

COMPUTERS (PERIPHERALS)-3.69%

Actel Corp.(a)                          140,000      3,360,000
--------------------------------------------------------------
Cybex Computer Products Corp.(a)         65,000      2,632,500
--------------------------------------------------------------
Key Tronic Corp.(a)                     200,000        750,000
--------------------------------------------------------------
Media 100 Inc.(a)                       150,000      3,965,625
--------------------------------------------------------------
SanDisk Corp.(a)                         60,000      5,775,000
--------------------------------------------------------------
Silicon Storage Technology,
  Inc.(a)                               125,000      5,156,250
--------------------------------------------------------------
SmartDisk Corp.(a)                       23,700        776,175
--------------------------------------------------------------
Xircom, Inc.(a)                          50,000      3,750,000
--------------------------------------------------------------
                                                    26,165,550
--------------------------------------------------------------

COMPUTERS (SOFTWARE &
  SERVICES)-17.03%

Active Voice Corp.(a)                   100,000      2,906,250
--------------------------------------------------------------
Activision, Inc.(a)                     115,000      1,760,937
--------------------------------------------------------------
Allaire Corp.(a)                         30,000      4,350,000
--------------------------------------------------------------
Allscripts, Inc.(a)                      30,000      1,320,000
--------------------------------------------------------------
Alteon Websystems, Inc.(a)               20,000      1,755,000
--------------------------------------------------------------
Art Technology Group, Inc.(a)            82,900     10,621,562
--------------------------------------------------------------
Banyan Systems Inc.(a)                   75,000      1,500,000
--------------------------------------------------------------
Best Software, Inc.(a)                   85,000      2,507,500
--------------------------------------------------------------
Brio Technology, Inc.(a)                 40,000      1,680,000
--------------------------------------------------------------
BSQUARE Corp.(a)                         30,500      1,279,094
--------------------------------------------------------------
Business Objects S.A.-ADR
  (France)(a)                            35,000      4,676,875
--------------------------------------------------------------
CacheFlow Inc.(a)                        19,000      2,483,062
--------------------------------------------------------------
Concord Communications, Inc.(a)          30,000      1,331,250
--------------------------------------------------------------
Documentum, Inc.(a)                      50,000      2,993,750
--------------------------------------------------------------
Entrust Technologies, Inc.               90,000      5,394,375
--------------------------------------------------------------
Great Plains Software, Inc.(a)           30,000      2,242,500
--------------------------------------------------------------

                                                     MARKET
                                      SHARES         VALUE
COMPUTERS (SOFTWARE & SERVICES)-(CONTINUED)

InfoCure Corp.(a)                        75,000   $  2,339,062
--------------------------------------------------------------
Integrated Measurement Systems,
  Inc.(a)                               125,000      1,765,625
--------------------------------------------------------------
ISS Group, Inc.(a)                       35,000      2,489,375
--------------------------------------------------------------
Kronos, Inc.(a)                          40,000      2,400,000
--------------------------------------------------------------
Macromedia, Inc.(a)                      10,000        731,250
--------------------------------------------------------------
Mediaplex, Inc.(a)                      100,000      6,275,000
--------------------------------------------------------------
Micromuse, Inc.(a)                       10,000      1,700,000
--------------------------------------------------------------
MTI Technology Corp.(a)                  75,000      2,765,625
--------------------------------------------------------------
Natural MicroSystems Corp.(a)           100,000      4,681,250
--------------------------------------------------------------
NEON Systems, Inc.(a)                    60,000      2,355,000
--------------------------------------------------------------
Netegrity, Inc.(a)                       50,000      2,846,875
--------------------------------------------------------------
nFront, Inc.(a)                          50,000      1,000,000
--------------------------------------------------------------
Open TV Corp.(a)                         70,000      5,617,500
--------------------------------------------------------------
pcOrder.com, Inc.(a)                     40,000      2,040,000
--------------------------------------------------------------
QRS Corp.(a)                             30,000      3,150,000
--------------------------------------------------------------
Radiant Systems, Inc.(a)                155,000      6,229,062
--------------------------------------------------------------
RadiSys Corp.(a)                         75,000      3,825,000
--------------------------------------------------------------
Rare Medium Group, Inc.(a)              150,000      5,118,750
--------------------------------------------------------------
ScanSource, Inc.(a)                      85,000      3,447,812
--------------------------------------------------------------
Scientific Learning Corp.(a)             23,100        843,150
--------------------------------------------------------------
Spyglass, Inc.(a)                        35,000      1,327,266
--------------------------------------------------------------
Talk City, Inc.(a)                      150,000      3,918,750
--------------------------------------------------------------
Transaction Systems Architects,
  Inc.-Class A(a)                        85,000      2,380,000
--------------------------------------------------------------
TSI International Software Ltd.(a)       25,000      1,415,625
--------------------------------------------------------------
Xpedior Inc.(a)                          49,000      1,408,750
--------------------------------------------------------------
                                                   120,872,882
--------------------------------------------------------------



CONSUMER (JEWELRY, NOVELTIES & GIFTS)-0.20%

Fossil, Inc.(a)                          60,000      1,387,500
--------------------------------------------------------------

CONSUMER FINANCE-0.24%

AmeriCredit Corp.(a)                     30,000        555,000
--------------------------------------------------------------
Federal Agricultural Mortgage
  Corp.-Class C(a)                       57,000      1,150,687
--------------------------------------------------------------
                                                     1,705,687
--------------------------------------------------------------

DISTRIBUTORS (FOOD & HEALTH)-0.32%

Accredo Health, Inc.(a)                  75,000      2,306,250
--------------------------------------------------------------

ELECTRICAL EQUIPMENT-5.41%

Cree Research, Inc.(a)                   70,000      5,976,250
--------------------------------------------------------------
Crossroads Systems, Inc.(a)              15,000      1,267,500
--------------------------------------------------------------
Helix Technology Corp.                   80,000      3,585,000
--------------------------------------------------------------
Kemet Corp.(a)                           85,000      3,830,312
--------------------------------------------------------------
LaserSight, Inc.(a)                      75,000        750,000
--------------------------------------------------------------
Optimal Robotics Corp.(a)                85,000      3,166,250
--------------------------------------------------------------
Pinnacle Systems, Inc.(a)               100,000      4,068,750
--------------------------------------------------------------
Rayovac Corp.(a)                         45,000        849,375
--------------------------------------------------------------

                                                     MARKET
                                      SHARES         VALUE
ELECTRICAL EQUIPMENT-(CONTINUED)

Sawtek, Inc.(a)                         100,000   $  6,656,250
--------------------------------------------------------------
Three-Five Systems, Inc.(a)             166,666      6,833,306
--------------------------------------------------------------
Veeco Instruments Inc.(a)                30,000      1,404,375
--------------------------------------------------------------
                                                    38,387,368
--------------------------------------------------------------

ELECTRONICS (COMPONENT DISTRIBUTORS)-2.21%

C-COR.net Corp.(a)                      100,000      7,662,500
--------------------------------------------------------------
Kent Electronics Corp.(a)                70,000      1,592,500
--------------------------------------------------------------
Power-One, Inc.(a)                      140,000      6,413,750
--------------------------------------------------------------
                                                    15,668,750
--------------------------------------------------------------

ELECTRONICS (DEFENSE)-0.72%

Aeroflex, Inc.(a)                       100,000      1,037,500
--------------------------------------------------------------
Anaren Microwave, Inc.(a)                75,000      4,059,375
--------------------------------------------------------------
                                                     5,096,875
--------------------------------------------------------------



ELECTRONICS
  (INSTRUMENTATION)-2.47%

Alpha Industries, Inc.(a)                80,000      4,585,000
--------------------------------------------------------------
Methode Electronics, Inc.-Class A       100,000      3,212,500
--------------------------------------------------------------
Photon Dynamics, Inc.(a)                 65,000      2,518,750
--------------------------------------------------------------
Tektronix, Inc.                          65,000      2,526,875
--------------------------------------------------------------
Varian Inc.(a)                          210,000      4,725,000
--------------------------------------------------------------
                                                    17,568,125
--------------------------------------------------------------


ELECTRONICS (SEMICONDUCTORS)-3.87%

ANADIGICS, Inc.(a)                      100,000      4,718,750
--------------------------------------------------------------
Applied Micro Circuits Corp.(a)          20,000      2,545,000
--------------------------------------------------------------
Elantec Semiconductor, Inc.(a)          150,000      4,950,000
--------------------------------------------------------------
GlobeSpan, Inc.(a)                       50,000      3,256,250
--------------------------------------------------------------
MIPS Technologies, Inc.(a)               50,000      2,600,000
--------------------------------------------------------------
PLX Technology, Inc.(a)                  40,000        757,500
--------------------------------------------------------------
S3, Inc.(a)                              75,000        867,187
--------------------------------------------------------------
TranSwitch Corp.(a)                      30,050      2,180,503
--------------------------------------------------------------
Zoran Corp.(a)                          100,000      5,575,000
--------------------------------------------------------------
                                                    27,450,190
--------------------------------------------------------------

EQUIPMENT (SEMICONDUCTOR)-2.22%

Advanced Energy Industries,
  Inc.(a)                                50,000      2,462,500
--------------------------------------------------------------
Asyst Technologies, Inc.(a)             100,000      6,556,250
--------------------------------------------------------------
Brooks Automation, Inc.(a)               75,000      2,442,188
--------------------------------------------------------------
Credence Systems Corp.(a)                25,000      2,162,500
--------------------------------------------------------------
Kulicke & Soffa Industries,
  Inc.(a)                                50,000      2,128,125
--------------------------------------------------------------
                                                    15,751,563
--------------------------------------------------------------

FINANCIAL (DIVERSIFIED)-0.18%

Advanta Corp.-Class B                    90,000      1,265,625
--------------------------------------------------------------

FOODS-0.70%

Ben & Jerry's Homemade, Inc.-Class
  A(a)                                   45,000      1,119,375
--------------------------------------------------------------

                                                     MARKET
                                      SHARES         VALUE
FOODS-(CONTINUED)

Hain Food Group, Inc. (The)(a)           75,000   $  1,678,125
--------------------------------------------------------------
Horizon Organic Holding Corp.(a)        100,000        750,000
--------------------------------------------------------------
United Natural Foods, Inc.(a)           120,000      1,440,000
--------------------------------------------------------------
                                                     4,987,500
--------------------------------------------------------------

FOOTWEAR-0.16%

Saucony, Inc.(a)                         75,000      1,106,250
--------------------------------------------------------------

GAMING, LOTTERY & PARIMUTUEL COMPANIES-0.71%

Hollywood Park, Inc.(a)                 150,000      3,365,625
--------------------------------------------------------------
Station Casinos, Inc.(a)                 75,000      1,682,813
--------------------------------------------------------------
                                                     5,048,438
--------------------------------------------------------------

HEALTH CARE (DRUGS-GENERIC & OTHER)-2.52%

Anesta Corp.(a)                         215,000      3,695,313
--------------------------------------------------------------
Barr Laboratories, Inc.(a)               11,800        370,225
--------------------------------------------------------------
Jones Pharma, Inc.                       28,200      1,224,938
--------------------------------------------------------------
Maxygen Inc.(a)                          50,000      3,550,000
--------------------------------------------------------------
Medicis Pharmaceutical Corp.-Class
  A(a)                                   75,000      3,192,188
--------------------------------------------------------------
Metricom, Inc.(a)                        50,000      3,931,250
--------------------------------------------------------------
Penwest Pharmaceuticals Co.(a)          125,000      1,906,250
--------------------------------------------------------------
                                                    17,870,164
--------------------------------------------------------------

HEALTH CARE (HOSPITAL MANAGEMENT)-0.83%

LifePoint Hospitals, Inc.(a)            275,000      3,248,438
--------------------------------------------------------------
Triad Hospitals Holdings Inc.(a)        175,000      2,646,875
--------------------------------------------------------------
                                                     5,895,313
--------------------------------------------------------------



HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES)-1.69%

Biosite Diagnostics, Inc.(a)            100,000      1,600,000
--------------------------------------------------------------
EndoSonics Corp.(a)                     300,000      1,350,000
--------------------------------------------------------------
Mentor Corp.                             65,000      1,677,813
--------------------------------------------------------------
PolyMedica Corp.(a)                      90,000      2,081,250
--------------------------------------------------------------
ResMed, Inc.(a)                          35,000      1,461,250
--------------------------------------------------------------
Zoll Medical Corp.(a)                   100,000      3,818,750
--------------------------------------------------------------
                                                    11,989,063
--------------------------------------------------------------

HEALTH CARE (SPECIALIZED
  SERVICES)-1.78%

Advance Paradigm, Inc.(a)                40,000        862,500
--------------------------------------------------------------
Capital Senior Living Corp.(a)          150,000        759,375
--------------------------------------------------------------
CareInsite, Inc.(a)                      35,000      2,817,500
--------------------------------------------------------------
Hooper Holmes, Inc.                      24,400        628,300
--------------------------------------------------------------
Orthodontic Centers of America,
  Inc.(a)                                50,000        596,875
--------------------------------------------------------------
Priority Healthcare Corp.(a)             50,000      1,446,875
--------------------------------------------------------------
Techne Corp.(a)                         100,000      5,506,250
--------------------------------------------------------------
                                                    12,617,675
--------------------------------------------------------------

INSURANCE (LIFE/HEALTH)-0.05%

Annuity and Life Reassurance, Ltd.
  (Bermuda)                              13,000        339,625
--------------------------------------------------------------

                                                     MARKET
                                      SHARES         VALUE
INSURANCE
  (PROPERTY-CASUALTY)-0.14%

Medical Assurance, Inc.                  48,350   $  1,024,416
--------------------------------------------------------------

INVESTMENT MANAGEMENT-0.35%

Charles River Associates, Inc.(a)        75,000      2,512,500
--------------------------------------------------------------

IRON & STEEL-0.21%

Gibraltar Steel Corp.                    65,000      1,519,375
--------------------------------------------------------------

LEISURE TIME (PRODUCTS)-2.18%

JAKKS Pacific, Inc.(a)                   90,000      1,681,875
--------------------------------------------------------------
Meade Instruments Corp.(a)              120,000      3,420,000
--------------------------------------------------------------
Monaco Coach Corp.(a)                    75,000      1,917,188
--------------------------------------------------------------
National R.V. Holdings, Inc.(a)          85,000      1,636,250
--------------------------------------------------------------
THQ Inc.(a)                              97,500      2,260,781
--------------------------------------------------------------
Zomax Optical Media, Inc.(a)            100,000      4,525,000
--------------------------------------------------------------
                                                    15,441,094
--------------------------------------------------------------

MACHINERY (DIVERSIFIED)-0.29%

Terex Corp.(a)                           75,000      2,081,250
--------------------------------------------------------------

MANUFACTURING (DIVERSIFIED)-1.14%

Kopin Corp.(a)                          140,000      5,880,000
--------------------------------------------------------------
Spartech Corp.                           70,000      2,257,500
--------------------------------------------------------------
                                                     8,137,500
--------------------------------------------------------------



MANUFACTURING (SPECIALIZED)-0.92%

Applied Science and Technology,
  Inc.(a)                               125,000      4,154,297
--------------------------------------------------------------
Dril-Quip, Inc.(a)                       40,000      1,215,000
--------------------------------------------------------------
Summa Industries(a)                     100,000      1,156,250
--------------------------------------------------------------
                                                     6,525,547
--------------------------------------------------------------

METAL FABRICATORS-0.27%

Shaw Group, Inc.(a)                      75,000      1,898,438
--------------------------------------------------------------

NATURAL GAS-0.25%

Kinder Morgan, Inc.                      90,000      1,816,875
--------------------------------------------------------------

OFFICE EQUIPMENT & SUPPLIES-0.32%

Miami Computer Supply Corp.(a)(b)        60,800      2,257,200
--------------------------------------------------------------

OIL & GAS (DRILLING &
  EQUIPMENT)-2.93%

Cal Dive International, Inc.(a)          50,000      1,656,250
--------------------------------------------------------------
CARBO Ceramics, Inc.                     55,000      1,203,125
--------------------------------------------------------------
Core Laboratories N.V.
  (Netherlands)(a)                       60,000      1,203,750
--------------------------------------------------------------
Gulfmark Offshore, Inc.(a)               50,000        731,250
--------------------------------------------------------------
Hanover Compressor Co.(a)                50,000      1,887,500
--------------------------------------------------------------
Key Energy Group, Inc.(a)               250,000      1,296,875
--------------------------------------------------------------
Marine Drilling Companies, Inc.(a)      150,000      3,365,625
--------------------------------------------------------------
Maverick Tube Corp.(a)                  100,000      2,468,750
--------------------------------------------------------------
Pride International, Inc.(a)            200,000      2,925,000
--------------------------------------------------------------

                                                     MARKET
                                      SHARES         VALUE
OIL & GAS (DRILLING & EQUIPMENT)-(CONTINUED)

UTI Energy Corp.(a)                     175,000   $  4,035,938
--------------------------------------------------------------
                                                    20,774,063
--------------------------------------------------------------

OIL & GAS (EXPLORATION & PRODUCTION)-1.22%

Cabot Oil & Gas Corp.-Class A            55,000        883,438
--------------------------------------------------------------
Evergreen Resources, Inc.(a)             95,000      1,876,250
--------------------------------------------------------------
Louis Dreyfus Natural Gas Corp.(a)      110,000      1,993,750
--------------------------------------------------------------
Newfield Exploration Co.(a)             125,000      3,343,750
--------------------------------------------------------------
Stone Energy Corp.(a)                    15,000        534,375
--------------------------------------------------------------
                                                     8,631,563
--------------------------------------------------------------

PERSONAL CARE-0.07%

Steiner Leisure Ltd.(a)                  28,400        473,925
--------------------------------------------------------------

REAL ESTATE INVESTMENT
  TRUSTS-0.03%

Correctional Properties Trust            20,000        245,000
--------------------------------------------------------------

RESTAURANTS-1.74%

P.F. Chang's China Bistro, Inc.(a)      125,000      3,109,375
--------------------------------------------------------------
PJ America, Inc.(a)                     100,000      1,550,000
--------------------------------------------------------------
Rare Hospitality International,
  Inc.(a)                               110,000      2,380,469
--------------------------------------------------------------
Rubio's Restaurants, Inc.(a)            125,000      1,000,000
--------------------------------------------------------------
Sonic Corp.(a)                          115,000      3,277,500
--------------------------------------------------------------
Taco Cabana-Class A(a)                  125,000      1,015,625
--------------------------------------------------------------
                                                    12,332,969
--------------------------------------------------------------

RETAIL (COMPUTERS &
  ELECTRONICS)-1.32%

Tweeter Home Entertainment Group,
  Inc.(a)                               170,000      6,035,000
--------------------------------------------------------------
Ultimate Electronics, Inc.(a)           135,000      3,341,250
--------------------------------------------------------------
                                                     9,376,250
--------------------------------------------------------------



RETAIL (DISCOUNTERS)-0.24%

99 Cents Only Stores(a)                  45,000      1,721,250
--------------------------------------------------------------

RETAIL (FOOD CHAINS)-0.26%

Wild Oats Markets, Inc.(a)               82,500      1,830,469
--------------------------------------------------------------

RETAIL (SPECIALTY)-1.46%

BOWLIN Outdoor Advertising &
  Travel Centers Inc.(a)                 50,000        262,500
--------------------------------------------------------------
Coldwater Creek, Inc.(a)                100,000      2,050,000
--------------------------------------------------------------
CSK Auto Corp.(a)                        80,000      1,400,000
--------------------------------------------------------------
Hollywood Entertainment Corp.(a)        220,000      3,190,000
--------------------------------------------------------------
Rent-Way, Inc.(a)                        65,000      1,214,688
--------------------------------------------------------------
Sunglass Hut International,
  Inc.(a)                               200,000      2,250,000
--------------------------------------------------------------
                                                    10,367,188
--------------------------------------------------------------

RETAIL (SPECIALTY-APPAREL)-2.22%

Braun's Fashions Corp.(a)               127,500      2,677,500
--------------------------------------------------------------
Chico's Fas, Inc.(a)                     70,000      2,633,750
--------------------------------------------------------------

                                                     MARKET
                                      SHARES         VALUE
RETAIL (SPECIALTY-APPAREL)-(CONTINUED)

Children's Place Retail Stores,
  Inc. (The)(a)                          90,000   $  1,479,375
--------------------------------------------------------------
Deb Shops, Inc.                         112,500      2,081,250
--------------------------------------------------------------
Factory 2-U Stores, Inc.(a)              75,000      2,128,125
--------------------------------------------------------------
Too Inc.(a)                             275,000      4,743,750
--------------------------------------------------------------
                                                    15,743,750
--------------------------------------------------------------

SAVINGS & LOAN COMPANIES-0.23%

Bay View Capital Corp.                   70,000        993,125
--------------------------------------------------------------
Queens County Bancorp, Inc.              25,000        678,125
--------------------------------------------------------------
                                                     1,671,250
--------------------------------------------------------------

SERVICES (ADVERTISING/MARKETING)-0.24%

Lamar Advertising Co.(a)                  8,600        520,838
--------------------------------------------------------------
Professional Detailing, Inc.(a)          40,000      1,197,500
--------------------------------------------------------------
                                                     1,718,338
--------------------------------------------------------------



SERVICES (COMMERCIAL & CONSUMER)-2.99%

Avis Rent A Car, Inc.(a)                100,000      2,556,250
--------------------------------------------------------------
Cerner Corp.(a)                          30,000        590,625
--------------------------------------------------------------
Championship Auto Racing Teams,
  Inc.(a)                                70,000      1,610,000
--------------------------------------------------------------
Copart, Inc.(a)                          80,000      3,480,000
--------------------------------------------------------------
F.Y.I., Inc.(a)                          80,000      2,720,000
--------------------------------------------------------------
Iron Mountain Inc.(a)                    59,150      2,325,334
--------------------------------------------------------------
Provant, Inc.(a)                        150,000      3,787,500
--------------------------------------------------------------
Vialink Co. (The)(a)                    100,000      3,637,500
--------------------------------------------------------------
Wilmar Industries, Inc.(a)               30,000        521,250
--------------------------------------------------------------
                                                    21,228,459
--------------------------------------------------------------

SERVICES (COMPUTER SYSTEMS)-1.26%

Brocade Communications Systems,
  Inc.(a)                                30,000      5,310,000
--------------------------------------------------------------
Insight Enterprises, Inc.(a)             89,875      3,651,172
--------------------------------------------------------------
                                                     8,961,172
--------------------------------------------------------------

SERVICES (DATA PROCESSING)-0.45%

CheckFree Holdings Corp.(a)              20,000      2,090,000
--------------------------------------------------------------
Mecon, Inc.(a)                          100,000      1,081,250
--------------------------------------------------------------
                                                     3,171,250
--------------------------------------------------------------

TELECOMMUNICATIONS (CELLULAR/WIRELESS)-1.57%

AirGate PCS Inc.(a)                      50,000      2,637,500
--------------------------------------------------------------
Phone.com, Inc.(a)                       18,000      2,086,875
--------------------------------------------------------------
Powerwave Technologies, Inc.(a)         110,000      6,421,250
--------------------------------------------------------------
                                                    11,145,625
--------------------------------------------------------------

TELECOMMUNICATIONS (LONG DISTANCE)-0.67%

Primus Telecommunications Group,
  Inc.(a)                               125,000      4,781,250
--------------------------------------------------------------

TEXTILES (APPAREL)-0.31%

Cutter & Buck, Inc.(a)                   45,000        680,625
--------------------------------------------------------------

                                                     MARKET
                                      SHARES         VALUE
TEXTILES (APPAREL)-(CONTINUED)

Quicksilver, Inc.(a)                    100,000   $  1,550,000
--------------------------------------------------------------
                                                     2,230,625
--------------------------------------------------------------

TRUCKS & PARTS-0.44%

Mobile Mini, Inc.(a)                    145,000      3,117,500
--------------------------------------------------------------
    Total Common Stocks & Other
      Equity Interests (Cost
      $392,751,939)                                624,838,522
--------------------------------------------------------------

                                     PRINCIPAL
                                      AMOUNT
U.S. TREASURY SECURITIES-0.09%

U.S. TREASURY BILLS-0.09%(C)
  5.37%, 03/23/00 (Cost $632,318)   $   640,000(d)      632,896
--------------------------------------------------------------

                                                     MARKET
                                      SHARES         VALUE
MONEY MARKET FUNDS-11.79%

STIC Liquid Assets Portfolio(e)      41,838,104   $ 41,838,104
--------------------------------------------------------------
STIC Prime Portfolio(e)              41,838,104     41,838,104
--------------------------------------------------------------
    Total Money Market Funds (Cost
      $83,676,208)                                  83,676,208
--------------------------------------------------------------

TOTAL INVESTMENTS-99.90% (Cost
  $477,060,465)                                    709,147,626
--------------------------------------------------------------

OTHER ASSETS LESS
  LIABILITIES-0.10%                                    698,824
--------------------------------------------------------------

NET ASSETS-100.00%                                $709,846,450
==============================================================

Investment Abbreviations:

ADR - American Depositary Receipt

Notes to Schedule of Investments:

(a) Non-income producing security.
(b) Security fair valued in accordance with procedures established by the Board of Trustees.
(c) Interest rate shown represents the rate of discount paid or received at the time of purchase by the Fund.
(d) Principal balance was pledged as collateral to cover margin requirements for open futures contracts. See Note 6.
(e) The money market fund has the same investment advisor as the Fund.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

DECEMBER 31, 1999

ASSETS:

Investments, at value (cost $477,060,465)    $709,147,626
---------------------------------------------------------
Receivables for:
  Investments sold                                299,618
---------------------------------------------------------
  Dividends and interest                          443,497
---------------------------------------------------------
Variation margin                                  240,000
---------------------------------------------------------
Other assets                                        4,182
---------------------------------------------------------
    Total assets                              710,134,923
---------------------------------------------------------

LIABILITIES:

Accrued advisory fees                             269,258
---------------------------------------------------------
Accrued custodian fees                             19,215
---------------------------------------------------------
    Total liabilities                             288,473
---------------------------------------------------------
NET ASSETS APPLICABLE TO BENEFICIAL
  INTEREST OUTSTANDING                       $709,846,450
=========================================================

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1999

INVESTMENT INCOME:

Dividends                                    $  1,254,596
---------------------------------------------------------
Interest                                        1,456,259
---------------------------------------------------------
Securities lending income                         279,432
---------------------------------------------------------
    Total investment income                     2,990,287
---------------------------------------------------------

EXPENSES:

Advisory and administrative fees                1,217,426
---------------------------------------------------------
Professional fees                                     398
---------------------------------------------------------
Custodian fees                                     47,628
---------------------------------------------------------
    Total expenses                              1,265,452
---------------------------------------------------------
Net investment income                           1,724,835
---------------------------------------------------------

REALIZED AND UNREALIZED GAIN FROM
  INVESTMENT SECURITIES AND FUTURES
  CONTRACTS:

Net realized gain from:
  Investment securities                        12,628,738
---------------------------------------------------------
  Futures contracts                               494,525
---------------------------------------------------------
                                               13,123,263
---------------------------------------------------------
Change in net unrealized appreciation of:
  Investment securities                       222,453,296
---------------------------------------------------------
  Futures contracts                               818,250
---------------------------------------------------------
                                              223,271,546
---------------------------------------------------------
    Net gain from investment securities and
       futures contracts                      236,394,809
---------------------------------------------------------
Net increase in net assets resulting from
  operations                                 $238,119,644
=========================================================

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                    1999            1998
                                                                ------------    ------------

OPERATIONS:

  Net investment income                                         $  1,724,835    $    54,125
--------------------------------------------------------------------------------------------
  Net realized gain from investment securities and futures
    contracts                                                     13,123,263        988,423
--------------------------------------------------------------------------------------------
  Net change in unrealized appreciation of investment
    securities and futures contracts                             223,271,546      8,890,666
--------------------------------------------------------------------------------------------
    Net increase in net assets resulting from operations         238,119,644      9,933,214
--------------------------------------------------------------------------------------------

BENEFICIAL INTEREST TRANSACTIONS:

  Contributions                                                  441,138,377      6,052,040
--------------------------------------------------------------------------------------------
  Withdrawals                                                    (19,531,276)            --
--------------------------------------------------------------------------------------------
    Net increase from beneficial interest transactions           421,607,101      6,052,040
--------------------------------------------------------------------------------------------
Total increase in net assets                                     659,726,745     15,985,254
--------------------------------------------------------------------------------------------

NET ASSETS:

  Beginning of period                                             50,119,705     34,134,451
--------------------------------------------------------------------------------------------
  End of period                                                 $709,846,450    $50,119,705
============================================================================================

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

December 31, 1999

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

The Small Cap Portfolio (the "Portfolio") is organized as a Delaware business trust which is registered under the 1940 Act as an open-end management investment company.
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by the Portfolio in the preparation of their financial statements.

A. Security Valuations -- A security listed or traded on an exchange (except convertible bonds) is valued at its last sales price on the exchange where the security is principally traded, or lacking any sales on a particular day, the security is valued at the closing bid price on that day. Each security reported on the NASDAQ National Market System is valued at the last sales price on the valuation date or absent a last sales price, at the closing bid price. Debt obligations (including convertible bonds) are valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate and maturity date. Securities for which market prices are not provided by any of the above methods are valued based upon quotes furnished by independent sources and are valued at the last bid price in the case of equity securities and in the case of debt obligations, the mean between the last bid and asked prices. Securities for which market quotations are not readily available or are questionable are valued at fair value as determined in good faith by or under the supervision of the Trust's and Portfolio's officers in a manner specifically authorized by the Boards of Trustees. Short-term obligations having 60 days or less to maturity are valued at amortized cost which approximates market value. For purposes of determining net asset value per share, futures and option contracts generally will be valued 15 minutes after the close of trading of the New York Stock Exchange ("NYSE").
        Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of the NYSE which would not be reflected. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Boards of Trustees.
B. Securities Transactions and Investment Income -- Securities transactions are accounted for on a trade date basis. Realized gains or losses on sales are computed on the basis of specific identification of the securities sold. Interest income is recorded as earned from settlement date and is recorded on the accrual basis.
C. Federal Income Taxes -- The Portfolio intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and, as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) which is distributed to shareholders. Therefore, no provision for federal income taxes is recorded in the financial statements.
D. Foreign Currency Contracts -- The Portfolio may purchase or sell futures contracts as a hedge against changes in market conditions. Initial margin deposits required upon entering into futures contracts are satisfied by the segregation of specific securities as collateral for the account of the broker (the Portfolio's agent in acquiring the futures position). During the period the futures contracts are open, changes in the value of the contracts are recognized as unrealized gains or losses by "marking to market" on a daily basis to reflect the market value of the contracts at the end of each day's trading. Variation margin payments are made or received depending upon whether unrealized gains or losses are incurred. When the contracts are closed, the Portfolio recognizes a realized gain or loss equal to the difference between the proceeds from, or cost of, the closing transaction and the Portfolio's basis in the contract. Risks include the possibility of an illiquid market and that a change in value of the contracts may not correlate with changes in the value of the securities being hedged.

NOTE 2-ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A I M Advisors, Inc. ("AIM") is the Portfolio's investment manager and administrator. The Portfolio pays AIM investment management and administration fees at an annual rate of 0.475% on the first $500 million of the Portfolio's average daily net assets, plus 0.45% on the next $500 million of the Portfolio's average daily net assets, plus 0.425% on the next $500 million of the Portfolio's average daily net assets, plus 0.40% on the Portfolio's average daily net assets exceeding $1.5 billion.

NOTE 3-BANK BORROWINGS

The Portfolio is a participant in a committed line of credit facility with a syndicate administered by The Chase Manhattan Bank. The Fund may borrow up to the lesser of (i) $1,000,000,000 or (ii) the limits set by its prospectus for borrowings. The Portfolio and other funds advised by AIM which are parties to the line of credit may borrow on a first come, first served basis. During the year ended December 31, 1999, the Portfolio did not borrow under the line of credit agreement. The funds which are party to the line of credit are charged a commitment fee of 0.09% on the unused balance of the committed line. The commitment fee is allocated among the funds based on their respective average net assets for the period. Prior to May 28, 1999, the Portfolio, along with certain other funds advised and/or administered by AIM, had a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allowed the Portfolio and certain other funds to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000.

NOTE 4-PORTFOLIO SECURITIES LOANED

At December 31, 1999, securities with an aggregate value of $45,086,775 were on loan to brokers. The loans were secured by cash collateral of $45,988,734 received by the Portfolio. For the year ended December 31, 1999, the Portfolio received fees of $279,432 for securities lending.
  For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. The collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

NOTE 5-INVESTMENT SECURITIES

The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended December 31, 1999 was $469,445,449 and $122,073,002, respectively.
  The amount of unrealized appreciation (depreciation) of investment securities, for tax purposes, as of December 31, 1999 was as follows:

Aggregate unrealized appreciation of
  investment securities                      $246,144,254
---------------------------------------------------------
Aggregate unrealized (depreciation) of
  investment securities                       (14,348,086)
---------------------------------------------------------
Net unrealized appreciation of investment
  securities                                 $231,796,168
=========================================================

Cost of investments for tax purposes is $477,351,458.

NOTE 6-FUTURES CONTRACTS

On December 31, 1999, $640,000 principal amount of U.S. Treasury obligations were pledged as collateral to cover margin requirements for open futures contracts. Open futures contracts were as follows:

                                                  VALUE OF
                        NO. OF       MONTH/     OPEN FUTURES    UNREALIZED
      CONTRACT         CONTRACTS   COMMITMENT    CONTRACTS     APPRECIATION
      --------         ---------   ----------   ------------   ------------
Russell 2000 Index        50       Mar-00/Buy   $12,748,750      $971,250
---------------------------------------------------------------------------

NOTE 7-SUPPLEMENTAL DATA

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                           YEAR ENDED DECEMBER 31,                  OCTOBER 18, 1995
                                                  ------------------------------------------   (COMMENCEMENT OF OPERATIONS
                                                    1999       1998       1997        1996        TO DECEMBER 31, 1995)
                                                  --------   --------   --------    --------   ---------------------------
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in 000's)              $709,846   $ 50,120   $ 34,134    $ 19,447             $3,746
================================================  ========   ========   ========    ========             ======
Ratio of net investment income (loss) to average
  net assets                                          0.65%      0.16%     (0.04)%      0.94%              1.74%(a)
================================================  ========   ========   ========    ========             ======
Ratio of expenses to average net assets:
  With expense waivers                                0.48%      0.32%      0.56%       0.70%              2.33%(a)
================================================  ========   ========   ========    ========             ======
  Without expense waivers                             0.48%      0.60%      0.64%       0.70%              2.33%(a)
================================================  ========   ========   ========    ========             ======
Portfolio turnover rate                                 56%       190%       233%        150%        N/A
================================================  ========   ========   ========    ========             ======

(a) Annualized.

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Trustees of AIM Growth Series and Shareholders of AIM Small Cap Growth Portfolio:

                       In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of AIM Small Cap Growth Portfolio (hereafter referred to as the "Portfolio") at December 31, 1999, the results of its operations, the changes in its net assets and the supplemental data for each of the periods indicated therein, in conformity with accounting principles generally accepted in the United States. These financial statements and supplemental data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                       PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       February 16, 2000

SCHEDULE OF INVESTMENTS

DECEMBER 31, 1999

                                                     MARKET
                                       SHARES        VALUE
COMMON STOCKS & OTHER EQUITY
  INTERESTS-92.54%

BANKS (MAJOR REGIONAL)-1.35%

FleetBoston Financial Corp.              51,800   $  1,803,287
--------------------------------------------------------------

BANKS (MONEY CENTER)-2.68%

Bank of America Corp.                    71,425      3,584,642
--------------------------------------------------------------

CHEMICALS (SPECIALTY)-0.75%

Sigma-Aldrich Corp.                      33,300      1,001,081
--------------------------------------------------------------

COMPUTERS (PERIPHERALS)-0.75%

Adaptec, Inc.(a)                         20,200      1,007,475
--------------------------------------------------------------

COMPUTERS (SOFTWARE &
  SERVICES)-5.67%

Computer Associates International,
  Inc.                                   54,900      3,839,569
--------------------------------------------------------------
Synopsys, Inc.(a)                        21,500      1,435,125
--------------------------------------------------------------
Unisys Corp.(a)                          72,400      2,312,275
--------------------------------------------------------------
                                                     7,586,969
--------------------------------------------------------------

DISTRIBUTORS (FOOD & HEALTH)-2.78%

McKesson HBOC, Inc.                     165,000      3,722,812
--------------------------------------------------------------

ELECTRIC COMPANIES-6.85%

Illinova Corp.                           82,900      2,880,775
--------------------------------------------------------------
Niagara Mohawk Holdings Inc.(a)         172,000      2,397,250
--------------------------------------------------------------
Northeast Utilities                      90,300      1,856,794
--------------------------------------------------------------

Texas Utilities Co.                      57,400      2,041,287
--------------------------------------------------------------
                                                     9,176,106
--------------------------------------------------------------

ELECTRICAL EQUIPMENT-3.81%

Koninklijke (Royal) Philips
  Electronics N.V.-ADR
  (Netherlands)                          31,404      4,239,540
--------------------------------------------------------------
Sony Corp.-ADR (Japan)                    3,000        854,250
--------------------------------------------------------------
                                                     5,093,790
--------------------------------------------------------------



ELECTRONICS (COMPONENT
  DISTRIBUTORS)-1.63%

Agilent Technologies, Inc.(a)            17,000      1,314,312
--------------------------------------------------------------
Kyocera Corp.-ADR (Japan)                 3,300        864,600
--------------------------------------------------------------
                                                     2,178,912
--------------------------------------------------------------

ELECTRONICS (SEMICONDUCTORS)-1.72%

Analog Devices, Inc.(a)                  24,700      2,297,100
--------------------------------------------------------------

EQUIPMENT (SEMICONDUCTOR)-3.19%

Novellus Systems, Inc.(a)                34,800      4,264,087
--------------------------------------------------------------

FINANCIAL (DIVERSIFIED)-4.25%

Citigroup Inc.                           57,600      3,200,400
--------------------------------------------------------------
MGIC Investment Corp.                    41,400      2,491,762
--------------------------------------------------------------
                                                     5,692,162
--------------------------------------------------------------

                                                     MARKET
                                       SHARES        VALUE
HEALTH CARE (DRUGS-MAJOR
  PHARMACEUTICALS)-0.74%

Pharmacia & Upjohn, Inc.                 22,000   $    990,000
--------------------------------------------------------------

HEALTH CARE (HOSPITAL
  MANAGEMENT)-5.14%

Health Management Associates,
  Inc.-Class A(a)                       514,800      6,885,450
--------------------------------------------------------------

HEALTH CARE (LONG TERM CARE)-2.08%

Manor Care, Inc.(a)                     174,100      2,785,600
--------------------------------------------------------------

HEALTH CARE (MANAGED CARE)-2.90%

United Healthcare Corp.                  73,000      3,878,125
--------------------------------------------------------------

HEALTH CARE (MEDICAL PRODUCTS &
  SUPPLIES)-2.63%

Beckman Coulter, Inc.                    69,200      3,520,550
--------------------------------------------------------------

INSURANCE (LIFE/HEALTH)-1.73%

UnumProvident Corp.                      72,400      2,321,325
--------------------------------------------------------------

INSURANCE (PROPERTY-CASUALTY)-5.66%

Radian Group Inc.                        64,298      3,070,229
--------------------------------------------------------------
Travelers Property Casualty
  Corp.-Class A                          53,800      1,842,650
--------------------------------------------------------------
XL Capital Ltd.-Class A                  51,400      2,666,375
--------------------------------------------------------------
                                                     7,579,254
--------------------------------------------------------------



LEISURE TIME (PRODUCTS)-2.34%

Mattel, Inc.                            238,660      3,132,412
--------------------------------------------------------------

MANUFACTURING (SPECIALIZED)-4.55%

Millipore Corp.                          73,400      2,835,075
--------------------------------------------------------------
Parker Hannifin Corp.                    63,400      3,253,213
--------------------------------------------------------------
                                                     6,088,288
--------------------------------------------------------------

METAL FABRICATORS-1.94%

Kennametal Inc.                          77,300      2,599,213
--------------------------------------------------------------

OIL & GAS (DRILLING &
  EQUIPMENT)-7.10%

Diamond Offshore Drilling, Inc.          49,800      1,522,013
--------------------------------------------------------------
ENSCO International Inc.                108,000      2,470,500
--------------------------------------------------------------
Schlumberger Ltd.                        37,700      2,120,625
--------------------------------------------------------------
Transocean Sedco Forex Inc.             100,714      3,392,796
--------------------------------------------------------------
                                                     9,505,934
--------------------------------------------------------------

OIL (DOMESTIC INTEGRATED)-1.10%

Atlantic Richfield Co.                   17,100      1,479,150
--------------------------------------------------------------

OIL (INTERNATIONAL
  INTEGRATED)-0.98%

Exxon Mobil Corp.                        16,353      1,317,439
--------------------------------------------------------------

PAPER & FOREST PRODUCTS-3.76%

Georgia-Pacific Group                    44,700      2,268,525
--------------------------------------------------------------

                                                     MARKET
                                       SHARES        VALUE

PAPER & FOREST PRODUCTS-(CONTINUED)

International Paper Co.                  49,000   $  2,765,438
--------------------------------------------------------------
                                                     5,033,963
--------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS-1.07%

Starwood Hotels & Resorts
  Worldwide, Inc.                        60,683      1,426,051
--------------------------------------------------------------

RETAIL (DEPARTMENT STORES)-3.31%

Federated Department Stores,
  Inc.(a)                                48,500      2,452,281
--------------------------------------------------------------
Saks Inc.(a)                            127,200      1,979,550
--------------------------------------------------------------
                                                     4,431,831
--------------------------------------------------------------

RETAIL (FOOD CHAINS)-3.46%

Albertson's, Inc.                        74,500      2,402,625
--------------------------------------------------------------
Kroger Co. (The)(a)                     118,100      2,229,138
--------------------------------------------------------------
                                                     4,631,763
--------------------------------------------------------------

SERVICES (DATA PROCESSING)-2.62%

First Data Corp.                         71,000      3,501,188
--------------------------------------------------------------

TELEPHONE-1.67%

Bell Atlantic Corp.                      36,400      2,240,875
--------------------------------------------------------------

                                                     MARKET
                                       SHARES        VALUE
WASTE MANAGEMENT-2.33%

Waste Management, Inc.                  181,567   $  3,120,683
--------------------------------------------------------------
    Total Common Stocks & Other
      Equity Interests (Cost
      $108,033,081)                                123,877,517
--------------------------------------------------------------

                                     PRINCIPAL
                                       AMOUNT
U.S. TREASURY SECURITIES-0.22%

U.S. TREASURY BILLS-0.22%(B)
  5.37%, 03/23/00 (Cost $297,387)    $  301,000(c)      297,659
--------------------------------------------------------------

                                       SHARES
MONEY MARKET FUNDS-7.14%

STIC Liquid Assets Portfolio(d)       4,776,360      4,776,360
--------------------------------------------------------------
STIC Prime Portfolio(d)               4,776,360      4,776,360
--------------------------------------------------------------
    Total Money Market Funds (Cost
      $9,552,720)                                    9,552,720
--------------------------------------------------------------

TOTAL INVESTMENTS-99.90% (Cost
  $117,883,188)                                    133,727,896
--------------------------------------------------------------

OTHER ASSETS LESS LIABILITIES-0.10%                    137,407
--------------------------------------------------------------

NET ASSETS-100.00%                                $133,865,303
--------------------------------------------------------------

Investment Abbreviations:

ADR - American Depositary Receipt

Notes to Schedule of Investments:

(a) Non-income producing security.
(b) Interest rate shown represents the rate of discount paid or received at the time of purchase by the Fund.
(c) A portion of the principal balance was pledged as collateral to cover margin requirements for open futures contracts. See Note 5.
(d) The money market fund has the same investment advisor as the Fund.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

December 31, 1999

ASSETS:

Investments, at value (cost $117,883,188)    $133,727,896
---------------------------------------------------------
Receivables for:
  Dividends and interest                          178,266
---------------------------------------------------------
  Variation margin                                 10,200
---------------------------------------------------------
Other assets                                        4,167
---------------------------------------------------------
    Total assets                              133,920,529
---------------------------------------------------------

LIABILITIES:

Accrued advisory fees                              50,774
---------------------------------------------------------
Accrued custodian fees                              4,452
---------------------------------------------------------
    Total liabilities                              55,226
---------------------------------------------------------
NET ASSETS APPLICABLE TO BENEFICIAL
  INTEREST OUTSTANDING                       $133,865,303
=========================================================

STATEMENT OF OPERATIONS

For the year ended December 31, 1999

INVESTMENT INCOME:

Dividends (net of $3,153 foreign withholding
tax)                                          $   932,561
---------------------------------------------------------
Interest                                          346,034
---------------------------------------------------------
Securities lending income                           3,427
---------------------------------------------------------
    Total investment income                     1,282,022
---------------------------------------------------------

EXPENSES:

Advisory and administrative fees                  313,518
---------------------------------------------------------
Professional fees                                   5,531
---------------------------------------------------------
Custodian fees                                     16,536
---------------------------------------------------------
Other                                               6,421
---------------------------------------------------------
    Total expenses                                342,006
---------------------------------------------------------
Net investment income                             940,016
---------------------------------------------------------



REALIZED AND UNREALIZED GAIN FROM INVESTMENT
  SECURITIES AND FUTURES CONTRACTS:

Net realized gain from:
  Investment securities                         4,400,124
---------------------------------------------------------
  Futures contracts                               276,515
---------------------------------------------------------
                                                4,676,639
---------------------------------------------------------
Change in net unrealized appreciation of:
  Investment securities                        12,327,004
---------------------------------------------------------
  Futures contracts                               127,522
---------------------------------------------------------
                                               12,454,526
---------------------------------------------------------
Net gain from investment securities and
  futures contracts                            17,131,165
---------------------------------------------------------
Net increase in net assets resulting from
  operations                                  $18,071,181
=========================================================

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

For the years ended December 31, 1999 and 1998

                                                                    1999           1998
                                                                ------------    -----------

OPERATIONS:

  Net investment income                                         $    940,016    $   475,868
-------------------------------------------------------------------------------------------
  Net realized gain from investment securities and futures
    and option contracts                                           4,676,639         44,601
-------------------------------------------------------------------------------------------
  Net change in unrealized appreciation of investment
    securities, futures and option contracts                      12,454,526      1,516,960
-------------------------------------------------------------------------------------------
    Net increase in net assets resulting from operations          18,071,181      2,037,429
-------------------------------------------------------------------------------------------

BENEFICIAL INTEREST TRANSACTIONS:

  Contributions                                                   96,435,412        500,130
-------------------------------------------------------------------------------------------
  Withdrawals                                                     (8,082,448)            --
-------------------------------------------------------------------------------------------
    Net increase from beneficial interest transactions            88,352,964        500,130
-------------------------------------------------------------------------------------------
Total increase in net assets                                     106,424,145      2,537,559
-------------------------------------------------------------------------------------------

NET ASSETS:

  Beginning of period                                             27,441,158     24,903,599
-------------------------------------------------------------------------------------------
  End of period                                                 $133,865,303    $27,441,158
===========================================================================================

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

December 31, 1999

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

The Value Portfolio (the "Portfolio") is organized as a Delaware business trust which is registered under the 1940 Act as an open-end management investment company.
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by the Portfolio in the preparation of their financial statements.

A. Security Valuations -- A security listed or traded on an exchange (except convertible bonds) is valued at its last sales price on the exchange where the security is principally traded, or lacking any sales on a particular day, the security is valued at the closing bid price on that day. Each security reported on the NASDAQ National Market System is valued at the last sales price on the valuation date or absent a last sales price, at the closing bid price. Debt obligations (including convertible bonds) are valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate and maturity date. Securities for which market prices are not provided by any of the above methods are valued based upon quotes furnished by independent sources and are valued at the last bid price in the case of equity securities and in the case of debt obligations, the mean between the last bid and asked prices. Securities for which market quotations are not readily available or are questionable are valued at fair value as determined in good faith by or under the supervision of the Trust's and Portfolio's officers in a manner specifically authorized by the Boards of Trustees. Short-term obligations having 60 days or less to maturity are valued at amortized cost which approximates market value. For purposes of determining net asset value per share, futures and option contracts generally will be valued 15 minutes after the close of trading of the New York Stock Exchange ("NYSE").
       Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of the NYSE which would not be reflected. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Boards of Trustees.
B. Securities Transactions and Investment Income -- Securities transactions are accounted for on a trade date basis. Realized gains or losses on sales are computed on the basis of specific identification of the securities sold. Interest income is recorded as earned from settlement date and is recorded on the accrual basis.
C. Federal Income Taxes -- The Portfolio intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and, as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) which is distributed to shareholders. Therefore, no provision for federal income taxes is recorded in the financial statements.
D. Foreign Currency Contracts -- The Portfolio may purchase or sell futures contracts as a hedge against changes in market conditions. Initial margin deposits required upon entering into futures contracts are satisfied by the segregation of specific securities as collateral for the account of the broker (the Portfolio's agent in acquiring the futures position). During the period the futures contracts are open, changes in the value of the contracts are recognized as unrealized gains or losses by "marking to market" on a daily basis to reflect the market value of the contracts at the end of each day's trading. Variation margin payments are made or received depending upon whether unrealized gains or losses are incurred. When the contracts are closed, the Portfolio recognizes a realized gain or loss equal to the difference between the proceeds from, or cost of, the closing transaction and the Portfolio's basis in the contract. Risks include the possibility of an illiquid market and that a change in value of the contracts may not correlate with changes in the value of the securities being hedged.

NOTE 2-ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A I M Advisors, Inc. ("AIM") is the Portfolio's investment manager and administrator. The Portfolio pays AIM investment management and administration fees at an annual rate of 0.475% on the first $500 million of the Portfolio's average daily net assets, plus 0.45% on the next $500 million of the Portfolio's average daily net assets, plus 0.425% on the next $500 million of the Portfolio's average daily net assets, plus 0.40% on the Portfolio's average daily net assets exceeding $1.5 billion.

NOTE 3-BANK BORROWINGS

The Portfolio is a participant in a committed line of credit facility with a syndicate administered by The Chase Manhattan Bank. The Fund may borrow up to the lesser of (i) $1,000,000,000 or (ii) the limits set by its prospectus for borrowings. The Portfolio and other funds advised by AIM which are parties to the line of credit may borrow on a first come, first served basis. During the year ended December 31, 1999, the Portfolio did not borrow under the line of credit agreement. The funds which are party to the line of credit are charged a commitment fee of 0.09% on the unused balance of the committed line. The commitment fee is allocated among the funds based on their respective average net assets for the period. Prior to May 28, 1999, the Portfolio, along with certain other funds advised and/or administered by AIM, had a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allowed the Portfolio and certain other funds to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000.

NOTE 4-PORTFOLIO SECURITIES LOANED

At December 31, 1999, securities with an aggregate value of $2,912,369 were on loan to brokers. The loans were secured by cash collateral of $2,970,631 received by the Portfolio. For the year ended December 31, 1999, the Portfolio received fees of $3,427 for securities lending.
  For international securities, cash collateral is received by the portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. The collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

NOTE 5-FUTURES CONTRACTS

On December 31, 1999, $250,000 principal amount of U.S. Treasury obligations were pledged as collateral to cover margin requirements for open futures contracts. Open futures contracts were as follows:

                                                    VALUE OF
                        NO. OF        MONTH/      OPEN FUTURES    UNREALIZED
      CONTRACT         CONTRACTS    COMMITMENT     CONTRACTS     APPRECIATION
---------------------  ---------   ------------   ------------   ------------
S&P 500 Index             12       Mar. 00/Buy     $4,452,600      $127,522
-----------------------------------------------------------------------------

NOTE 6-INVESTMENT SECURITIES

The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended December 31, 1999 was $118,370,194 and $36,601,100, respectively.
  The amount of unrealized appreciation (depreciation) of investment securities, for tax purposes, as of December 31, 1999 was as follows:

Aggregate unrealized appreciation of
  investment securities                       $20,307,083
---------------------------------------------------------
Aggregate unrealized (depreciation) of
  investment securities                        (5,008,971)
---------------------------------------------------------
Net unrealized appreciation of investment
  securities                                  $15,298,112
=========================================================

Cost of investments for tax purposes is $118,429,784.

NOTE 7-SUPPLEMENTAL DATA

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                         YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------------
                                                                1999      1998      1997      1996     1995
                                                              --------   -------   -------   ------   ------
RATIOS AND SUPPLEMENTAL DATA:

Net assets, end of period (in 000's)                          $133,865   $27,441   $24,904   $8,316   $1,879
========================================================      ========   =======   =======   ======  =======
Ratio of expenses to average net assets:
  With expense waivers and/or reimbursement                       0.51%     0.29%     0.67%    1.06%    4.33%(a)
========================================================      ========   =======   =======   ======  =======
  Without expense waivers and/or reimbursement                    0.51%     0.51%     0.68%    1.06%    4.33%(a)
========================================================      ========   =======   =======   ======  =======
Ratio of net investment income to average net assets:
  With expense waivers and/or reimbursement                       1.40%     1.70%     1.90%    0.88%   (1.04)%(a)
========================================================      ========   =======   =======   ======  =======
  Without expense waivers and/or reimbursement                    1.40%     1.48%     1.89%    0.88%   (1.04)%(a)
========================================================      ========   =======   =======   ======  =======
Ratio of interest expense to average net assets                     --        --      0.03%      --       --
========================================================      ========   =======   =======   ======  =======
Portfolio turnover rate                                             63%      148%       93%     256%      --
========================================================      ========   =======   =======   ======  =======

(a) Annualized.

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Trustees of AIM Growth Series and Shareholders of AIM Basic Value Portfolio:

                       In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of AIM Basic Value Portfolio (hereafter referred to as the "Portfolio") at December 31, 1999, the results of its operations, the changes in its net assets and the supplemental data for each of the periods indicated therein, in conformity with accounting principles generally accepted in the United States. These financial statements and supplemental data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                       PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       February 16, 2000

                            PART C: OTHER INFORMATION
                                GROWTH PORTFOLIO

Item 23.  Exhibits.
-------------------

Exhibit
Number         Description
-------        -----------

(a)       - Agreement and Declaration of Trust of Registrant, dated May 7, 1998, was filed as an Exhibit to Amendment No. 5 to the Registration Statement on Form N-1A, on April 30, 1999, and is hereby incorporated by reference.

(b)  (1)  - Amended and Restated  Bylaws of Registrant  were filed as an Exhibit to Amendment No. 5 to the Registration Statement on Form N-1A, on April 30, 1999, and is hereby incorporated by reference.

     (2) - First Amendment to Amended and Restated Bylaws of Growth Portfolio, adopted June 15, 1999, is filed herewith electronically.

(c)       - Provisions  of  instruments   defining  the  rights  of  holders  of
            Registrant's securities are contained in the Agreement and Declaration of Trust, as amended, Articles II, VI, VII, VIII and IX and Bylaws Articles IV, V, VI, VII and VIII, which were included as part of Exhibits (a) and (b) to Amendment No. 5 to the Registration Statement on Form N-1A, on April 30, 1999, and is hereby incorporated by reference.

(d)       - Investment  Management and  Administration  Contract,  dated May 29,
            1998, between Registrant and A I M Advisors, Inc. was filed as an Exhibit to Amendment No. 4 to the Registration Statement on Form N-1A, on June 23, 1998, and is hereby incorporated by reference.

(e)       - Underwriting Contracts - None.

(f)       - Bonus or Profit Sharing Contracts - None.

(g)  (1)  - Custodian  Contract,  dated  August 1, 1995, between  Registrant and
            State Street Bank and Trust Company, was filed as an Exhibit to the Registration Statement on Form N-1A, on October 17, 1995, and is hereby incorporated by reference.

     (2) - Amendment to Custodian Contract, dated January 26, 1999, was filed as an Exhibit to Amendment No. 5 to the Registration Statement on Form N-1A, on April 30, 1999, and is hereby incorporated by reference.

(h)       - Other Material Contracts - None.

(i)       -  Legal Opinion - None.

(j)       -  Consent  of  PricewaterhouseCoopers  LLP,  independent auditors, is filed herewith electronically.

(k)       -  Omitted Financial Statements - None.

(l)       -  Initial Capitalization Agreements - None.

(m)       -  Rule 12b-1 Plan - None.

(n)       -  Rule 18f-3 Plan - None.

(o)       -  Reserved

(p)       -  The  Code  of  Ethics  for the Registrant, dated March 14, 2000, is filed herewith electronically.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.
----------------------------------------------------------------------

        PROVIDE A LIST OR DIAGRAM OF ALL PERSONS DIRECTLY OR INDIRECTLY CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND. FOR ANY PERSON CONTROLLED BY ANOTHER PERSON, DISCLOSE THE PERCENTAGE OF VOTING SECURITIES OWNED BY THE IMMEDIATELY CONTROLLING PERSON OR OTHER BASIS OF THAT PERSON'S CONTROL. FOR EACH COMPANY, ALSO PROVIDE THE STATE OR OTHER SOVEREIGN POWER UNDER THE LAWS OF WHICH THE COMPANY IS ORGANIZED.

        None.

ITEM 25.  INDEMNIFICATION.
--------------------------

        STATE THE GENERAL EFFECT OF ANY CONTRACT, ARRANGEMENTS OR STATUTE UNDER WHICH ANY DIRECTOR, OFFICER, UNDERWRITER OR AFFILIATED PERSON OF THE FUND IS INSURED OR INDEMNIFIED AGAINST ANY LIABILITY INCURRED IN THEIR OFFICIAL CAPACITY, OTHER THAN INSURANCE PROVIDED BY ANY DIRECTOR, OFFICER, AFFILIATED PERSON, OR UNDERWRITER FOR THEIR OWN PROTECTION.

          Article IX of the Registrant's Agreement and Declaration of Trust provides for indemnification of certain persons acting on behalf of the Registrant. Article VIII, Section 9.1 provides that a Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Registrant or any Trustee; provided, however, that nothing contained in the Registrant's Agreement and Declaration of Trust or in the Delaware Business Trust Act shall protect any Trustee against any liability to the Registrant or the Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee.

          Article VI, Section 3 of the Registrant's Amended and Restated Bylaws also provides that every person who is, or has been, a Trustee or officer of the Registrant to the fullest extent permitted by the Delaware Business Trust Act, the Registrant's Amended and Restated Bylaws and other applicable law.

          Section 9 of the Investment Management and Administration Contract between the Registrant and AIM provides that AIM shall not be liable, and each series of the Registrant shall indemnify AIM and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any series of the Registrant or the Registrant in connection with the matters to which the Investment Management and Administration Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of AIM in the performance by AIM of its duties or from reckless disregard by AIM of its obligations and duties under the Investment Management and Administration Contract.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.
-------------------------------------------------------------------

        DESCRIBE ANY OTHER BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT OF A SUBSTANTIAL NATURE THAT EACH INVESTMENT ADVISOR, AND EACH DIRECTOR, OFFICER OR PARTNER OF THE ADVISOR, IS OR HAS BEEN ENGAGED WITHIN THE LAST TWO FISCAL YEARS FOR HIS OR HER OWN ACCOUNT OR IN THE CAPACITY OF DIRECTOR, OFFICER, EMPLOYEE, PARTNER, OR TRUSTEE.

        See the material under the headings "Trustees and Executive Officers" and "Management" included in Part B (Statement of Additional Information) of this Amendment. Information as to the directors and officers of A I M Advisors, Inc. is included in Schedule A and Schedule D of Part I of its Form ADV (File No. 801-12313), filed with the
        Securities and Exchange Commission, which is incorporated herein by reference thereto.

ITEM 27.  PRINCIPAL UNDERWRITERS.
--------------------------------

        None.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
-------------------------------------------

         STATE THE NAME AND ADDRESS OF EACH PERSON MAINTAINING PHYSICAL POSSESSIONS OF EACH ACCOUNT, BOOK, OR OTHER DOCUMENT REQUIRED TO BE MAINTAINED BY SECTION 31(A) [15 U.S.C. 80A-30(A)] AND THE RULES UNDER THAT SECTION.

         Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its advisor, A I M

         Advisors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and its custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

ITEM 29.  MANAGEMENT SERVICES.
------------------------------

         Provide a summary of the substantive provisions of any management-related service contract not discussed in Part A or B, disclosing the parties to the contract and the total amount paid and by whom for the Fund's last three fiscal years.

         None.

ITEM 30.  UNDERTAKINGS.
-----------------------

         None.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Growth Portfolio has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston and the State of Texas on the 28th day of April, 2000.

                                               GROWTH PORTFOLIO



                                               By: /s/ Robert H. Graham
                                                  ------------------------------
                                                   Robert H. Graham, President



       SIGNATURES                        TITLE                        DATE
       ----------                        -----                        ----

  /s/ Robert H. Graham       Chairman, Trustee & President       April 28, 2000
  --------------------

 /s/ C. Derek Anderson                  Trustee                  April 28, 2000
 ----------------------

  /s/ Frank S. Bayley                   Trustee                  April 28, 2000
  -------------------

  /s/ Ruth H. Quigley                   Trustee                  April 28, 2000
  -------------------

   /s/ Dana R. Sutton         Vice President & Treasurer         April 28, 2000
   ------------------          (Principal Financial and
    (Dana R. Sutton)             Accounting Officer)

                                INDEX TO EXHIBITS
                                GROWTH PORTFOLIO

Exhibit Number
--------------


23 (b) (2) First  Amendment  to Amended and Restated Bylaws of Growth Portfolio,
           adopted June 15, 1999.

23 (j)     Consent of PricewaterhouseCoopers LLP, independent auditors

23 (p)     The Code of Ethics for the Registrant